                                                                     EXHIBIT 5.1


                                             April 29, 1999



Board of Directors
Foilmark, Inc.
5 Malcolm Hoyt Drive
Newburyport, MA 01950

Ladies and Gentlemen:

         We have acted as counsel to Foilmark, Inc., a Delaware corporation ("Foilmark"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 279,211 shares of common stock, par value $.01 per share (the "Common Stock") of the Company to be issued pursuant to the HoloPak Technologies, Inc. 1993 Non-Qualified Stock Option Plan (the "HoloPak Plan").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, Foilmark's Second Amended and Restated Certificate of Incorporation, Foilmark's Amended and Restated By-laws and such other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

         Based on and subject to the foregoing, we are of the opinion that the shares of Common Stock which may be issued under the HoloPak Plan and registered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms of the HoloPak Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name and opinion in and as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be used or relied upon or furnished to any other person for any reason. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations thereunder.

                                             Very truly yours,


                                             /s/ Hinckley, Allen & Synder
                                             ----------------------------
                                             Hinckley, Allen & Synder